Exhibit 10.16
Property Catastrophe Excess of Loss
Reinsurance Contract
No. 2009250
Effective: January 1, 2009
between
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
and
The reinsurers subscribing to the respective
Interests and Liabilities Agreements attached to
and forming part of this Contract

Effective: January 1, 2009	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

PROPERTY CATASTROHE EXCESS OF LOSS REINSURANCE CONTRACT

Clause	Article Number	Page

Access To Records (LM-00100-2008.08.25-A) (AM)	17	13
Agency Agreement (LM-02800-2006-04.12-A) (AM)	30	25
Arbitration (LM-00200-2008.06.27-A)	19	14
Assignment, Novation, or Transfer (LM-00300-2008.05.13-A)	32	26
Business Covered	1	1
Confidentiality Clause (LM-00400-2008.08.15-A)	26	19
Currency (LM-00500-2005.08.09-A)	16	12
Dividends and Taxes (LM-00600-2008.10.10-A)	21	18
Effective Date and Termination	3	3
Entire Agreement (LM-00701-2008.08.15-A)	31	25
Errors and Omissions (LM-00800-2005.06.02-A)	18	14
Exclusions	2	2
Extra Contractual Obligations (LM-00900-2007.03.28-A) (AM)	5	5
Federal Excise Tax (LM-01000-2008.08.15-A)	22	18
Florida Hurricane Catastrophe Fund (LM-02900-2006.04.14-P) (AM)	9	8
Federal Terrorism Excess Recovery (LM-01100-2008.08.06-A)	34	26
Governing Law (LM-01200-2008.09.18-A)	25	19
Insolvency (LM-01300-2008.07.25-A)	20	17
Interest Penalty (LM-01400-2008.08.24-A)	14	10
Loss Adjustment and Settlement (LM-01500-2006.09.07-A) (AM)	12	9
Loss in Excess of Original Policy Limits (LM-01600-2005.08.24-A) (AM)	6	5
Loss Occurrence	7	6
Net Retained Lines	8	7
Offset (LM-01700-2005.06.02-A)	24	19
Other Reinsurance	10	8
Reinsurer Claims Obligations (LM-03100-2008.07.21-A) (AM)	28	21
Salvage and Subrogation (LM-01800-2008.08.15-A) (AM)	13	9
Service of Suit (LM-01900-2008.07.17-A)	23	18
Severability (LM-02000-2005.06.02-A)	27	20
Special Conditions (LM-02100-2008.11.04-A) (AM)	29	21
Territory (LM-02201-2005.06.02-A-PCAT)	11	8
Third Parties (LM-02700-2005.09.27-A)	33	26
Ultimate Net Loss (LM-02403-2008.05.13-P) (AM)	4	3
Unauthorized Reinsurance (LM-02500-2008.090.24-A) (AM)	15	11
Attachments:
•	Exhibit A — Limit & Retention, Rate & Premium, Reports & Remittances, Reinstatement

•	Exhibit B — Limit & Retention, Rate & Premium, Reports & Remittances, Reinstatement

•	Exhibit C — Limit & Retention, Rate & Premium, Reports & Remittances, Reinstatement

•	Exhibit D — Limit & Retention, Rate & Premium, Reports & Remittances, Reinstatement

Effective: January 1, 2009	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

•	Exhibit E — Limit & Retention, Rate & Premium, Reports & Remittances, Reinstatement

•	Exhibit F — Limit & Retention, Rate & Premium, Reports & Remittances, Reinstatement

•	Exhibit G — Limit & Retention, Rate & Premium, Reports & Remittances, Reinstatement

•	Exhibit H — Limit & Retention, Rate & Premium, Reports & Remittances, Reinstatement

•	Pools, Syndicates, Associations (LM-03300-2008.11.03-P)

•	War Risk Exclusion Clause

•	Nuclear Incident Exclusion Clause — Physical Damage Reinsurance (USA)

•	Nuclear Incident Exclusion Clause — Physical Damage Reinsurance (Canada)

•	Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) Worldwide Excluding U.S.A. & Canada)

•	Insolvency Funds Exclusion Clause

•	Terrorism Exclusion Clause (LM-02300-2008.08.15-P)

•	Mold Exclusion

Effective: January 1, 2009	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

Property Catastrophe Excess of Loss
Reinsurance Contract
No. 2009250
(hereinafter referred to as the “Contract”)
between
PEERLESS INSURANCE COMPANY
Keene, New Hampshire
(hereinafter referred to as the “Company”)
and
The reinsurers subscribing to the respective
Interests and Liabilities Agreements attached to
and forming part of this Contract
(hereinafter referred to as the “Subscribing Reinsurer”)
Article 1 — Business Covered
By this Contract the Subscribing Reinsurer agrees to reinsure the Company under its policies, contracts and binders of insurance or reinsurance and/or any endorsements to any of the foregoing, issued, accepted or held covered provisionally or otherwise, by and on behalf of the Company or ceded directly or indirectly to the Company by an affiliate of the Company, or OneBeacon Insurance Company for Policies subject to the rewritten Indemnity Reinsurance Agreement by and between the Company and OneBeacon Insurance Company, (hereinafter each referred to as, a “Legal Entity” and, collectively, the “Legal Entities”) for business identified as belonging to the Agency Markets strategic business unit of the Liberty Mutual Group and in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company or a Legal Entity as Property coverages (hereinafter referred to individually as “Policy” or collectively as “Policies”) including but not limited to;
     Property coverages;
•	Fire

•	Extended Coverage and Allied Lines,

•	Inland Marine (including Yachts),

•	Multiple Peril policies (Personal and Commercial),

•	Automobile Physical Damage (including Specialty Automobile and Garagekeepers’ Legal Liability but excluding Collision),

•	Homeowners and Farmowners,

•	Burglary and Theft,

•	Earthquake and Flood (when added to a Fire Policy by endorsement or when part of an Inland Marine or Multiple Peril Policy),

•	Miscellaneous Property Insurance,

•	Ocean Marine (for Policies written for Marinas, Boat Dealers and Yachts),

•	Water Damage Insurance,

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subject to the terms, conditions and limitations set forth herein and in Exhibits A, B, C, D, E, F, G and H attached to and forming part of this Contract.
Article 2 — Exclusions
This Contract does not apply to:
A.	Treaty reinsurance assumed by the Company except for any agency reinsurance, or business written by affiliates of the Company and reinsured internally within the companies that comprise the Agency Markets Group and specifically any reinsurance transacted among or between the companies that comprise the Agency Markets Group and the Company.

B.	Loss or damage as excluded in the Pools, Associations and Syndicates Exclusion Clause, as attached hereto and forming part of this Contract.

C.	Loss or damage caused by flood except under Inland Marine Policies and except limited flood coverage as provided for by multiple peril policies whether under the same Policy or a separate Policy covering the same risk.

D.	Loss or damage as excluded in the War Risk Exclusion Clause, as attached hereto and forming part of this Contract.

E.	Loss or damage excluded by the following Nuclear Incident Exclusion Clauses as attached hereto and forming part of this Contract:
(1)	Nuclear Incident Exclusion Clause — Physical Damage — Reinsurance — U.S.A. — N.M.A. 1119.

(2)	Nuclear Incident Exclusion Clause — Physical Damage — Reinsurance — Canada — N.M.A. 1980a.

(3)	Nuclear Energy Risks Exclusion Clause — 1994 — Reinsurance — (Worldwide Excluding U.S.A. and Canada) — N.M.A. 1975a.
F.	Loss or damage as excluded in the Insolvency Funds Exclusion Clause, as attached hereto and forming part of this Contract.

G.	Policies classified as Insolvency or Financial Guarantee.

H.	Losses arising from seepage and pollution as per the Company’s policy exclusions. This exclusion shall not apply, however, when the judicial entity having legal jurisdiction invalidates the Company’s pollution exclusion, thereby obligating the Company for pollution liability when such liability was intended to be excluded from coverage. Nevertheless, this exclusion does not preclude any payment of the cost of the removal of debris of property damaged by a loss otherwise covered hereunder.

I.	Losses in respect of overhead transmission and distribution lines and their supporting structures, other than those on or within 300 meters (or 1,000 feet) of the insured premises. It is understood and agreed that public utilities extension and/or suppliers extension and/or contingent business interruption coverages are not subject to this exclusion, provided these are not part of a transmitters’ or distributors’ Policy.

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J.	Terrorism-related losses excluded by the Terrorism Exclusion Clause, attached hereto and forming part of this Contract.

K.	Mold but only as respects the Mold Exclusion as attached hereto and forming part of this Contract.

L.	Equipment Breakdown Coverage.

M.	Aircraft hull.

N.	Motor Cargo (Legal Liability).

O.	Property coverages classified by the Company as “Casualty,” other than burglary, theft and robbery when afforded under an Inland Marine Policy or under the Property insurance section of a multiple peril policy.

P.	Business classified by the Company as Fidelity and Surety, except for Safe Deposit Box Insurance.

Q.	Ocean Marine except for property Policies written for Marinas, Boat Dealers and Yachts.

R.	Liability in respect of growing and/or standing crops; however, this exclusion shall not apply to nursery or greenhouse crops.
Article 3 — Effective Date and Termination
A.	This Contract applies only to losses arising out of loss occurrences commencing during its effective period. This Contract is effective at 12:01 a.m., January 1, 2009, Local Standard Time, and shall end at 12:01 a.m., January 1, 2010, Local Standard Time.

B.	If this Contract should expire or terminate while a Loss Occurrence is in progress, the Subscribing Reinsurer shall nevertheless be liable to the extent of its interest, subject to the other conditions of this Contract, for all losses in the Loss Occurrence whether happening before or after such expiration or termination, provided that no claim is made against such Loss Occurrence on any renewal of this Contract.
Article 4 — Ultimate Net Loss (LM-02403-2008.05.13-P) (AM)
A.	“Ultimate Net Loss” as used in this Contract shall mean: all amounts paid or due and payable by the Company or a Legal Entity in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal, or payment of claims or judgments arising from each and every loss, and/or loss occurrence for which the Company or a Legal Entity is or may be found liable under the Policies, less salvages and subrogation recoveries, and amounts recovered or recoverable under pooling agreements or other reinsurances, whether collectible or not. “Ultimate Net Loss” includes, but is not limited to, the following paid or due and payable amounts: Allocated Loss Adjustment Expenses, Unallocated Loss Adjustment Expenses calculated at 7% of any loss, and all other costs of investigation or litigation. Extra Contractual Obligations, as defined in the Extra Contractual Obligations Article, and Loss in Excess of Original Policy Limits, as described in the Loss in Excess of Policy Limits Article, shall be included in “Ultimate Net Loss,”

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provided that Extra Contractual Obligations and Loss in Excess of Original Policy Limits, combined, shall not exceed 25% of “Ultimate Net Loss.”

B.	Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Ultimate Net Loss has been ascertained.

C.	“Allocated Loss Adjustment Expense” as used herein shall mean any and all expenses paid or due and payable by the Company or a Legal Entity in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal, or payment of claims or judgments arising from each and every loss or loss occurrence for which the Company or a Legal Entity is or may be found liable under the Policies, including but not limited to Claim-Specific Declaratory Judgment Expenses, Attorneys’ Fees and Expenses, Field Employee Salaries and Expenses, defense costs, court costs, supersedeas and appeal bond costs, Post or Prejudgment Interest or Delayed Damages, and expenses of outside adjusters or other third party administrators.

D.	“Unallocated Loss Adjustment Expense” as used herein shall mean any and all expenses paid or due and payable by the Company or a Legal Entity in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal, or payment of claims or judgments arising from each and every loss or loss occurrence for which the Company or a Legal Entity is or may be found liable under the Policies that do not constitute Allocated Loss Adjustment Expense.

E.	“Claim-Specific Declaratory Judgment Expenses” shall mean the fees and expenses incurred in actions brought to determine whether the Company or a Legal Entity has a defense and/or indemnification obligation for individual claims presented against Policies covered under this Contract. Any Claim-Specific Declaratory Judgment Expense shall be deemed to have been fully incurred on the same date as the insured’s original loss or loss occurrence (if any) giving rise to the action, unless otherwise provided for within this Contract.

F.	“Attorneys’ Fees and Expenses” as used above, shall mean all fees and expenses of attorneys, including but not limited to the fees and expenses of the Company’s or its affiliates’ in-house attorneys providing legal advice on coverage questions and/or defending the Company or a Legal Entity in coverage litigation, and fees and expenses of staff counsel in the defense of policyholder claims. Such Attorneys’ Fees and Expenses for in-house attorneys and staff counsel shall be calculated at the rate for such attorneys plus the expenses incurred by such attorneys, but excluding office expenses of the Company and its affiliates and salaries and expenses of their other employees which constitute Unallocated Loss Adjustment Expense.

G.	“Post or Prejudgment Interest or Delayed Damages” shall mean interest or damages added to a settlement, verdict, award, or judgment based on the period of time prior to or after the settlement, verdict, award, or judgment whether or not expressly identified as such.

H.	“Field Employee Salaries and Expenses” as used above, shall mean a pro rata share of salaries and expenses of the Company’s or its affiliates’ field employees according to the time occupied in adjusting, defending, and settling such losses or loss occurrences, and of expenses of all of the Company’s or its affiliates’ officers and employees incurred in connection with the loss; except that salaries of officers and employees engaged in general management of the Company or its affiliates and any office expense of the

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Company or its affiliates do not constitute Field Employee Salaries and Expenses, but rather Unallocated Loss Adjustment Expense.
Article 5 — Extra Contractual Obligations (LM-00900-2007.03.28-A) (AM)
A.	This Contract shall protect the Company within the limits hereof for 90.0% of Extra Contractual Obligations. “Extra Contractual Obligations” are defined as any actual or potential liabilities not covered under any other provision of this Contract, arising from or relating to any alleged or actual act, error or omission, whether intentional or otherwise, or from any alleged or actual negligence, tortious conduct, reckless conduct, violations of statutes or regulations governing the conduct of insurance companies and/or claims adjusters, or bad faith in connection with: (i) the handling of any claim under the Policies covered by this Contract, such liabilities arising because of, but not limited to, the following: failure by the Company, a Legal Entity or by a third party claims administrator to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith of the Company, a Legal Entity or by a third party claims administrator in rejecting an offer of settlement, or in defending or prosecuting litigation, including appeals, arbitration, or any alternative dispute resolution or settlement discussions involving any claim; or (ii) the providing of or failure to provide any loss control or loss prevention services in connection with any Policy hereunder.

B.	The date on which any Extra Contractual Obligation is incurred shall be deemed, in all circumstances, to be the date of the original occurrence, loss occurrence, accident, casualty, disaster, or loss, as selected by the Company.

C.	However, this Article shall not apply where the loss has been incurred due to any fraudulent or criminal act directed against the Company or a Legal Entity by a member of the Board of Directors or a corporate officer of the Company or a Legal Entity acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
Article 6 — Loss In Excess of Original Policy Limits (LM-01600-2005.08.24-A) (AM)
A.	This Contract shall protect the Company within the limits hereof, for 90.0% of any Loss in excess of the original Policy limit where Loss in excess of the limit has been incurred because of a failure by the Company, or a Legal Entity or by a third-party claims administrator to settle within the Policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in defending or prosecuting litigation, including appeals, arbitration, or any alternative dispute resolution or settlement discussions involving any claim.

B.	However, the above paragraph shall not apply where the loss has been incurred due to any fraudulent or criminal act directed against the Company or a Legal Entity by a member of the Board of Directors or a corporate officer of the Company or a Legal Entity acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

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C.	With regard to excess of Policy limits, the word “Loss” shall mean any amounts for which the Company or a Legal Entity would have been contractually liable to pay had it not been for the limit of the original Policy. The date on which any Loss in excess of the original Policy limit is incurred by the Company or a Legal Entity shall be deemed, in all circumstances, to be the date of the original occurrence, accident, casualty, disaster, loss occurrence or loss, as selected by the Company.
Article 7 — Loss Occurrence
A.	The term “Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one “Loss Occurrence” shall be limited to all individual losses sustained by the Company or a Legal Entity occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term “Loss Occurrence” shall be further defined as follows:
1.	As regards windstorm, hail, tornado, and cyclone including ensuing collapse and water damage, all individual losses sustained by the Company or a Legal Entity occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, as respects named hurricanes or tropical storms within the 48 contiguous states and Canada, all individual losses sustained by the Company or a Legal Entity occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2.	As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company or a Legal Entity occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3.	As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the introductory portion of this paragraph A), inclusive of foreshocks and aftershocks assigned to the earthquake event by the U.S. Geological Survey, and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in a Company’s or a Legal Entity’s “Loss Occurrence.”

4.	As regards “freeze,” only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company’s or Legal Entity’s “Loss Occurrence.”

5.	As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs 2 and 3 above), which spread through trees, grassland or other vegetation, all individual losses sustained by the Company or a Legal Entity which commence during any period

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of 168 consecutive hours and within a 150-mile radius of any fixed point selected by the Company may be included in the Company’s or a Legal Entity’s “Loss Occurrence.” However, an individual loss subject to this subparagraph 5 cannot be included in more than one “Loss Occurrence.”
B.	For all “Loss Occurrences,” other than those referred to in subparagraph 2 of paragraph A above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company or a Legal Entity arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event except for any “Loss Occurrences” referred to in subparagraph 1 of paragraph A above defined as occurring during any period of 72 consecutive hours where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

C.	As respects those “Loss Occurrences” referred to in subparagraph 2 of paragraph A above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more “Loss Occurrences,” provided no two periods overlap and no individual loss is included in more than one such period, and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company or a Legal Entity arising out of that disaster, accident or loss.

D.	No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any “Loss Occurrence” claimed under 168 hours provision.

E.	Losses directly or indirectly occasioned by:
1.	loss of, alteration of, or damage to,

or

2.	a reduction in the functionality, availability or operation of a computer system, hardware, program, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment, whether the property of the Policyholder or not, do not in and of themselves constitute an event unless arising out of one or more of the following perils:

fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.
Article 8 — Net Retained Lines
A.	This Contract applies only to such portion of any obligation that the Company retains net for its own account (prior to the deduction of any underlying reinsurance specifically permitted in this Contract). In calculating the amount of any loss hereunder and in computing the amount in excess of which this Contract attaches only loss in respect of that portion of any insurance, or reinsurance which the Company retains net shall be included.

B.	It is agreed that the amount of the Subscribing Reinsurer’s liability hereunder in respect of any loss shall not be increased by reason of the inability of the Company to collect from any other reinsurer, whether specific or general, any amount which may have

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become due from it whether such inability arises from the insolvency of such other reinsurer or otherwise.

C.	Allocation of losses and expenses to Legal Entities other than the Company pursuant to inter-company reinsurance among the Legal Entities and the Company shall be entirely disregarded for all purposes of this Contract.
Article 9 — Florida Hurricane Catastrophe Fund (LM-02900-2006.04.14-P)(AM)
A.	Any loss reimbursement the Company or a Legal Entity receives under the Florida Hurricane Catastrophe Fund (“FHCF”) shall apply as follows:
1.	Except as provided in subparagraph 2. below, any such loss reimbursement shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.

2.	If one or more Loss Occurrences commencing during the term of this Contract result(s) in recoveries made by the Company or a Legal Entity under this Contract and the FHCF, and such recoveries, together with any other reinsurance recoveries made by the Company applicable to said Loss Occurrence(s), exceed the amount permitted by Florida law, any amount in excess thereof shall reduce the Ultimate Net Loss subject to this Contract for the Loss Occurrence(s) to which the recoveries apply.
B.	For purposes hereof, if a loss reimbursement received by the Company or a Legal Entity under the FHCF is based on the Company’s or a Legal Entity’s losses in more than one Loss Occurrence and the FHCF does not designate the amount allocable to each Loss Occurrence, the reimbursement shall be prorated in the proportion that the Company’s and the Legal Entity’s losses in each Loss Occurrence bear to the Company’s and the Legal Entity’s total losses arising out of all Loss Occurrences to which the recovery applies.

C.	Any reimbursement premiums or emergency assessment paid or payable by the Company or the Legal Entities under the FHCF shall be disregarded for purposes of determining subject premium and Ultimate Net Loss under this Contract.
Article 10 — Other Reinsurance
A.	It is understood and agreed that the Company may purchase underlying property per risk excess of loss covers and facultative certificates which will inure to the benefit of this Contract.

B.	The Company may have in force other excess catastrophe reinsurances, recoveries under which shall inure solely to the benefit of the Company.
Article 11 — Territory (LM-02201-2005.06.02-A-PCAT)
A.	This Contract is worldwide in scope and shall cover risks wherever located.

B.	It is specifically agreed that the retention of the Company shall apply to losses occurring on property anywhere in the world.

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Article 12 — Loss Adjustment and Settlement (LM-01500-2006.09.07-A) (AM)
A.	The Company shall give notice, as soon as practicable, to the Subscribing Reinsurer of any claim that it has reason to believe could involve this Contract. The Company shall keep the Subscribing Reinsurer informed of significant developments likely to affect the cost of any claim or claims hereunder.

B.	The Company or a Legal Entity may commence, continue, defend, settle, or withdraw from actions, suits, or prosecutions and, generally, do all such things relating to any claim or loss in which the Subscribing Reinsurer is interested as, in the Company’s or such Legal Entity’s judgment, may be beneficial or expedient to the Company or such Legal Entity, as applicable, and the Subscribing Reinsurer. The Company and the Legal Entities shall be the sole judge as to what claims are covered under their Policies. All of the Ultimate Net Loss and Loss Occurrences, as well as all loss settlements made and judgments paid by the Company or a Legal Entity, provided they are within the terms of this Contract either under the strict conditions of the Policies or by way of compromise, shall be unconditionally binding upon the Subscribing Reinsurer, who agrees to pay all amounts for which it is liable immediately upon reasonable evidence of the amount due being furnished to the Subscribing Reinsurer by the Company. The true intent of this Contract is that the Subscribing Reinsurer shall, in every case to which this Contract applies, follow the settlements of the Company and the Legal Entities.
Article 13 — Salvage and Subrogation (LM-01800-2008.08.15-A) (AM)
A.	The Subscribing Reinsurer shall be credited with its share of salvage and/or subrogation in respect of claims and settlements under this Contract, less its share of recovery expense. Unless the Company or a Legal Entity agrees to waive such rights in the settlement of a disputed claim, or the Company and the Subscribing Reinsurer agree to the contrary, the Company and the Legal Entities shall enforce the right to salvage and/or subrogation and shall prosecute all claims arising out of such right. Should the Company or the Legal Entities refuse or neglect to enforce this right, the Subscribing Reinsurer is hereby empowered and authorized to institute appropriate action in the name of the Company or the Legal Entities, as applicable.

B.	Amounts recovered from salvage and/or subrogation shall always be used to reimburse the excess Subscribing Reinsurer (and the Company, should it carry a portion of excess coverage net) in the reverse order of their participation in the loss before being used in any way to reimburse the Company or a Legal Entity for its primary loss. If the amount recovered exceeds the recovery expense, the recovery expense shall be borne by each party in proportion to its benefit from the recovery. If the recovery expense exceeds the amount recovered, the amount recovered (if any) shall be applied to the reimbursement of recovery expense and the remaining expense, as well as any originally incurred loss expense, shall be added to the Ultimate Net Loss. If no amount is recovered from salvage and/or subrogation, the expense incurred in attempting such recovery shall be deemed loss expense and shall be added to the Ultimate Net Loss.

C.	All salvage and/or subrogation recoveries obtained by either party, subsequent to payments made by the Subscribing Reinsurer under this Contract, shall be applied as if obtained prior to said payments and all necessary adjustments shall be made between the Company and the Subscribing Reinsurer as soon as practicable after said salvage and/or subrogation recovery is obtained.

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D.	The Company or a Legal Entity shall have the right, before the happening of the loss, to waive its right of subrogation as to that loss.
Article 14 — Interest Penalty (LM-01400-2008.08.24-A)
A.	The interest amounts provided for in this Article shall apply to the Subscribing Reinsurer or to the Company in the following circumstances:
1.	If a loss payment owed by the Subscribing Reinsurer to the Company is not received within 45 calendar days following the date of presentation to the Subscribing Reinsurer of information necessary to approve payment of the claim, and/or

2.	If any premium payment owed by the Company to the Subscribing Reinsurer is not received within 45 calendar days following the date on which payment is due, and/or

3.	If any premium adjustment, agreed by either Party to the other, is not received within 150 calendar days following the expiry or anniversary of this Contract, and/or

4.	If any return of premiums, commissions, profit sharing, or any amounts not provided in subparagraphs 1, 2, and 3 above, are not received in accordance with the date specified in this Contract or if no date is specified, within 90 calendar days following the date the debtor Party received the billing.
B.	Failure by the Subscribing Reinsurer or Company to comply with their respective payment obligations within the time periods as herein provided shall, as of that date, be subject to an interest payment computed by multiplying the amount due by a variable rate consisting of the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal on the first day of the calendar month in which the amount became past due, plus 2%. The variable rate shall be adjusted monthly thereafter to equal the U.S. Prime Rate as published in the Eastern Edition of The Wall Street Journal on the first day of each successive month during which the amount due remains unpaid, plus 2%. The product shall then be multiplied by 1/365 for each day after the due date that the amount due and the interest amount remain unpaid. Any interest that occurs pursuant to this Article shall be calculated by the Party to which it is owed.

C.	The validity of any claim or payment may be contested under the provisions of this Contract. If the debtor Party prevails in an arbitration or any other proceeding with respect to the amounts in dispute, there shall be no interest penalty due. If the creditor Party wholly or partially prevails on any of the amounts in dispute, the interest penalty shall be awarded as outlined above. Such interest penalty shall be calculated from the date the monies were due and owing to the date of resolution of the arbitration or proceeding, and shall be payable as of the date of resolution of the arbitration or proceeding.

D.	If a Subscribing Reinsurer advances the entire or partial payment of any claim it is contesting, and wholly or partially prevails in the contest, the Company shall promptly return the applicable amount of such payment. The arbitrator(s) hearing such dispute shall determine if interest shall be added to the amount returned by the Company.

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E.	Any interest owing pursuant to this Article may be waived by the Party to which it is owed. Further, any interest calculated pursuant to this Article that is $100 or less shall be waived. Any waiver of any interest pursuant to this paragraph, however, shall not affect the waiving Party’s right to claim and/or pursue interest for any other failure by the other Party to make payment when due under this Article.
Article 15 — Unauthorized Reinsurance (LM-02500-2008.09.24-A) (AM)
(Applies only to a Subscribing Reinsurer who at the inception of the Contract or at any time thereafter does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.)
A.	As regards Policies coming within the scope of this Contract, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it will forward to the Subscribing Reinsurer a statement showing the proportion of such reserves which is applicable to the Subscribing Reinsurer. The Subscribing Reinsurer hereby agrees to fund such reserves in respect of unearned premium, known outstanding losses that have been reported to the Subscribing Reinsurer and allocated loss adjustment expense relating thereto, losses and allocated loss adjustment expense paid by the Company or the Legal Entities but not recovered from the Subscribing Reinsurer, plus reserves for losses incurred but not reported as determined by the Company, as shown in the statement prepared by the Company (hereinafter referred to as “ Subscribing Reinsurer Obligations”) by Letters of Credit, unless the Company and the Subscribing Reinsurer otherwise agree, and/or the method of funding is determined by applicable law, statute, or regulation.

B.	When funding by Letters of Credit, the Subscribing Reinsurer agrees to apply for and secure timely delivery to the Company of clean, irrevocable, and unconditional Letters of Credit issued by a bank that is a qualified U.S. financial institution and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Subscribing Reinsurer’s proportion of said reserves. At the Company’s request, the Subscribing Reinsurer will agree to provide separate Letters of Credit for each Legal Entity. Such Letters of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from the date of expiration or any future expiration date unless, 60 days prior to any expiration date, the issuing bank shall notify the Legal Entity by certified mail that the issuing bank elects not to consider the Letters of Credit extended for any additional period.

C.	The Subscribing Reinsurer and Company agree that the Letters of Credit provided by the Subscribing Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company, a Legal Entity or any successor, by operation of law, of the Company or a Legal Entity, including without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company, without diminution because of the insolvency of the Company, a Legal Entity or the Subscribing Reinsurer for one or more of the following purposes:
1.	To pay or reimburse the Company or a Legal Entity for:
a.	The Subscribing Reinsurer’s share under this Contract of premiums returned, but not yet recovered from the Subscribing Reinsurer, to the

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owners of Policies reinsured under this Contract on account of cancellations of such Policies; and

b.	The Subscribing Reinsurer’s share, under this Contract, of surrenders and benefits or losses paid by the Company or a Legal Entity, but not yet recovered from the Subscribing Reinsurer, under the terms and provisions of the Policies reinsured under this Contract; and

c.	Any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Company.
2.	Where the Letters of Credit will expire without renewal or be reduced or replaced by Letters of Credit for a reduced amount and where the Subscribing Reinsurer’s entire obligations under this Contract remain unliquidated and undischarged 10 days prior to the termination date, to withdraw amounts equal to the Subscribing Reinsurer’s share of the liabilities, to the extent that the liabilities have not yet been funded by the Subscribing Reinsurer and exceed the amount of any reduced or replacement Letters of Credit, and deposit those amounts in a separate account in the name of the Company in a qualified U.S. financial institution apart from its general assets, in trust for such uses and purposes specified in above as may remain after withdrawal and for any period after the termination date.
D.	At annual intervals, or at the Company’s option, on a quarterly basis, the Company shall prepare a specific statement of the Subscribing Reinsurer’s Obligations, for the sole purpose of amending the Letters of Credit, in the following manner:
1.	If the statement shows that the Subscribing Reinsurer’s Obligations exceed the balance of credit as of the statement date, the Subscribing Reinsurer shall, within 30 days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letters of Credit increasing the amount of credit by the amount of such difference.

2.	If, however, the statement shows that the Subscribing Reinsurer’s Obligations are less than the balance of credit as of the statement date, the Company shall, within 30 days after receipt of written request from the Subscribing Reinsurer, release such excess credit by agreeing to secure an amendment to the Letters of Credit reducing the amount of credit available by the amount of such excess credit.
E.	Any and all disputes between the Company and any Subscribing Reinsurer or Reinsurers (“Party”, individually, or “Parties”, collectively) arising out of, relating to, or concerning this Article shall be resolved pursuant to the ARIAS-U.S. Newer Arbitrator Program. Unless the Parties otherwise agree, the ARIAS Newer Arbitrator Program expedited proceeding with a single Newer Arbitrator shall be used to resolve any such disputes.
Article 16 — Currency (LM-00500-2005.08.09-A)
Whenever a reference to a monetary currency appears in this Contract, it shall be construed to mean United States Dollars (“USD”). All amounts paid or received by the Company in any other currency shall be converted into United States Dollars at the rate of exchange on the date at which it is entered on the books of the Company.

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Article 17 — Access to Records (LM-00100-2008.08.25-A) (AM)
A.	Except as otherwise provided in this Article, the Subscribing Reinsurer, or its duly authorized representative, may upon reasonable prior written notice to the Company, at the Subscribing Reinsurer’s own expense, examine at the offices of the Company or its affiliates, during normal office hours, the Company’s or the Legal Entities’ Policy, accounting, underwriting, or claim records and files, or any such additional relevant records and files, as they exist in the Company’s or its affiliates’ possession or reasonable control, relating to business ceded under this Contract. The Subscribing Reinsurer’s notice shall reasonably describe the nature of the inspection that it wishes to conduct, the persons conducting the inspection and, upon notice of available files from the Company, the files that it wishes to review. Subject to the limitations expressed in this Article, this right of inspection shall survive termination or expiration of this Contract and shall continue as long as either Party has any rights or obligations under this Contract.

B.	The Company reserves the right to deny the Subscribing Reinsurer access to records or files concerning any particular claim(s) if the Subscribing Reinsurer has not disputed liability for payment of such claim(s), and payment of such claim(s) is(are) more than ninety (90) days overdue according to the Company’s records. The Company shall, however, prior to an arbitration demand that may be instituted by either Party, continue to respond to reasonable specific requests for information and questions raised by the Subscribing Reinsurer concerning such claims; and nothing in this Article shall restrict the right or ability of the Subscribing Reinsurer to seek discovery of relevant information in a proceeding pursuant to the Arbitration Article of this Contract.

C.	As a condition precedent to access to records under this Article, the Subscribing Reinsurer, its personnel, and any authorized third party representative of the Subscribing Reinsurer shall agree to the provisions of the Confidentiality Article of this Contract.

D.	The Company reserves the right to withhold any documents from the Subscribing Reinsurer: (1) concerning Trade Secrets of the Company or its affiliates, (2) subject to the terms of a third party non-disclosure agreement with the Company or its affiliates requiring third party consent to disclosure, (3) subject to the Work-Product Privilege or Attorney-Client Privilege, or (4) concerning individual private information that, as a matter of law, cannot be disclosed by the Company or its affiliates (hereinafter referred to in the Contract as “Privileged Documents”). The Company shall reasonably try to exempt the Subscribing Reinsurer from any third party non-disclosure agreement or obtain consent from the third party to disclose to the Subscribing Reinsurer.

E.	Notwithstanding the foregoing, the Company shall permit and not object to the Subscribing Reinsurer’s access to Privileged Documents falling within subparagraph D.(3) above, in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants, and all parties to such adjudications; provided that the Company, may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, which may jeopardize the Company’s or its affiliates’ defense by release of such Privileged Documents. In the event that the Company shall seek to defer release of such Privileged Documents or to withhold documents concerning Trade Secrets, it will in consultation with the Subscribing Reinsurer take other steps as reasonably necessary to provide the Subscribing Reinsurer with the information it reasonably requires to indemnify the Company without

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causing a loss of such privileges or protections. The Subscribing Reinsurer, however, shall not have access to Privileged Documents relating to any dispute between the Company and the Subscribing Reinsurer.

F.	For purposes of this Article, “Trade Secrets” shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996. “Attorney—Client Privilege” shall mean communications of a confidential nature between: (1) the Company or its affiliates, or anyone retained by or in the control of the Company or its affiliates, or their in-house or outside legal counsel, or anyone in the control of such legal counsel, and (2) any in-house or outside legal counsel which relate to legal advice being sought by the Company or its affiliates and/or which contains legal advice being provided to the Company or its affiliates. “Work-Product Privilege” shall mean communications, written materials, and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company or its affiliates, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.
Article 18 — Errors and Omissions (LM-00800-2005.06.02-A)
Any inadvertent delay, omission, or error in complying with the terms and conditions of this Contract shall not be held to relieve either Party hereto from any liability, which would attach to it hereunder if such delay, omission, or error had not been made, provided such delay, omission, or error is rectified upon discovery.
Article 19 — Arbitration (LM-00200-2008.06.27-A)
A.	Disputes to be Arbitrated. With the exception of any dispute resolution procedures that are otherwise contained in this Contract, any and all disputes between the Company and any Subscribing Reinsurer or Reinsurers (“Party” individually or “Parties” collectively) arising out of, relating to, or concerning this Contract, whether sounding in contract or tort and whether arising during or after this Contract’s formation, or after its termination, including disputes as to whether the Contract was validly formed or is voidable, shall be submitted to the decision of an arbitration panel (“Panel”). The Panel shall consist of an umpire and two party-appointed arbitrators unless a Party meets the requirements of Paragraph C of this Article and demands arbitration pursuant thereto, in which case the Panel would consist of an umpire only.

B.	Procedures. Except as provided herein, any arbitration shall be based upon the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes, Regular Panel Version, dated April 2004 (the “Procedures”), developed by the Insurance and Reinsurance Dispute Resolution Task Force, subject to the following modifications:
1.	Qualifications of the arbitrators and umpires shall be in accordance with section 6.2 of the Procedures, except that other professionals who have worked for at least 10 years for an insurer or reinsurer shall also be qualified to serve as an arbitrator or umpire.

2.	The Parties hereby designate the umpire list maintained by ARIAS (U.S.) as the list to be used in the event that section 6.7(a) of the Procedures is invoked.

3.	Unless otherwise mutually agreed, the members of the Panel shall be impartial and disinterested. The members of the Panel may not be: (1) in the control of any Party or its parent, affiliate, or agent, (2) a former director or officer of any

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Party or its parent, affiliate, or agent, or (3) a likely witness in the arbitration. The requirement of impartiality means that all members of the Panel shall have the same obligation to approach the Panel’s duties and decisions with fairness and without consideration for the fact that Panel members may have been appointed by one of the Parties. The requirement of impartiality does not mean that any arbitrator can have no previous knowledge of or experience with respect to issues involved in the dispute or disputes.

4.	The first sentence of Section 10.4 of the Procedures shall be replaced by the following sentence: “The Panel shall require that each Party submit concise written statements of position, including summaries of the facts and evidence a Party intends to present, discussion of the applicable law and the basis for the requested Award or denial of relief sought.”

5.	Once the Panel has been constituted, no Party (or anyone acting for a Party) shall have any communications concerning the arbitration or any of the issues before the Panel with any member of the Panel that is not also disclosed to all other Parties and all members of the Panel. Each Panel member shall have a continuing duty to disclose promptly to all Parties and all Panel members any violation of this prohibition and the specifics of any improper communications that occurred. This prohibition shall remain in place until all challenges to any arbitration awards and decisions have been either waived or finally concluded.

6.	Section 11.1 of the Procedures shall be replaced by the following provision: “The Parties may propound discovery seeking disclosure of such information and/or documents relevant to the dispute or necessary for the proper resolution of the dispute.”

7.	Position statements may be amended at any reasonable time, but not later than the close of discovery, without a showing to the Panel that the amending Party could not reasonably have raised the new claim or issue at an earlier time.

8.	The Panel shall hold an evidentiary hearing, if one is necessary, within one year of the arbitration demand, unless the Parties otherwise agree. Should a Party seek a reasonable extension to this time frame for good cause shown, the other Party’s agreement shall not be unreasonably withheld.

9.	To the extent permitted by the law, the Panel shall have the authority to issue subpoenas and other orders to enforce its decisions.

10.	The Panel may award reasonable attorneys’ fees and arbitration costs to the prevailing Party, as determined by the Panel.

11.	Section 14.3 of the Procedures shall be replaced by the following provision: “The Panel shall make a decision and issue an award with regard to the terms expressed in this Contract, and the custom and practice of the property and casualty insurance and reinsurance business. The Panel shall not be obligated to follow the strict rules of law and evidence.”
C.	Alternative Streamlined Procedures. Notwithstanding the foregoing provisions of this Article, the Alternative Streamlined Procedures set forth in section 16 of the Procedures, as modified by sections B3, B4, and B9 through B11 of this Article, shall apply in the event that, in a consolidated proceeding or otherwise, the Party initiating arbitration is seeking payment of a total amount that is no greater than one million dollars ($1,000,000), or the currency equivalent thereof. Sections 16.1, 16.2, 16.3 and the second sentence of section 16.4 of the Alternative Streamlined Procedures shall not

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apply. The Parties agree to comply with section 6.7 of the Procedures to appoint a single umpire, and hereby designate the umpire list maintained by ARIAS (U.S.) as the list to be used in section 6.7(a).
D.	Hearing Location. The hearing shall be held in Boston, Massachusetts, unless the Parties mutually agree to a different location.

E.	Confirmation. Either Party may apply to a court of competent jurisdiction for an order confirming any award of the Panel; a judgment of that court shall thereupon be entered on any award. If the application for confirmation is contested and a judgment is issued, confirming the award, then the Party against whom confirmation is sought shall pay the attorneys’ fees incurred by the Party who applied for the confirmation and all court costs of any such proceeding.

F.	Equitable Relief from a Court of Law. Nothing herein shall be construed to prevent any participating Party from applying to a court of competent jurisdiction to issue a restraining order or other equitable relief to maintain the “status quo” of the Parties participating in the arbitration pending the decision and award by the Panel.

G.	Consolidated Proceedings.
1.	Same contract, single Subscribing Reinsurer. Both the Company and any single Subscribing Reinsurer on this Contract have the right to combine any and all disputes between them that concern this Contract (including any renewal of this Contract or any contract for which this Contract is a renewal) into a single arbitration proceeding before a single Panel, except that the standard for determining whether a Party may add a new issue, claim, or dispute to an arbitration proceeding shall be the standard for amending a Position statement, as set forth in Paragraph B7 of this Article.

2.	Multiple contracts, single Subscribing Reinsurer.
a.	Either the Company or any single Subscribing Reinsurer has the right to combine any and all disputes between the Company and such single Subscribing Reinsurer into one arbitration proceeding before a single Panel where such disputes involve this Contract and any additional contracts between the two Parties.

b.	Notwithstanding the foregoing, subject in each instance to the mutual agreement of the Parties, new issues, claims, or disputes may be added to such existing arbitration proceeding.
3.	Same contract, multiple Reinsurers. At the Company’s option, if more than one Subscribing Reinsurer is involved in arbitration relating to this Contract, where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Reinsurers shall constitute and act as one Party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one Party; provided, however, that the Reinsurers shall have the right to assert several, rather than joint defenses or claims, and to be represented by separate counsel. This provision shall not change the liability of each of the Reinsurers under the terms of this Contract from several to joint.
H.	Choice of Law. The law set forth in the Governing Law Article shall apply to this Arbitration Article. In addition, to the extent the Panel (or the umpire in an Alternative

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Streamlined Procedure) looks to applicable law, such Panel or umpire shall apply the law as set forth in the Governing Law Article of this Contract.

I.	Survival of Article. This Article shall survive the termination or expiration of this Contract.
Article 20 — Insolvency (LM-01300-2008.07.25-A)
(If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company intended to be covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company intended to be covered hereunder, that domiciliary state’s laws shall prevail.)
A.	In the event of the insolvency of the Company, reinsurance under this Contract shall be payable, with reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any liquidator, receiver, conservator, or statutory successor of the Company having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims. Such payments by the Subscribing Reinsurer shall be made directly to the Company or its liquidator, receiver, conservator, or statutory successor, except to the extent Section 4118(a) of the New York Insurance Law applies, or except (1) where the Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (2) where the Subscribing Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Subscribing Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

B.	It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the insolvent Company shall give written notice to the Subscribing Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Subscribing Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Subscribing Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Subscribing Reinsurer.

C.	Where two or more Reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the insolvent Company.

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Article 21 — Dividends and Taxes (LM-00600-2008.10.10-A)
In consideration of the terms of this Contract, the Company shall not claim any deduction in respect of any amount paid as dividends or as reinsurance premium when making tax returns, other than income or profits tax returns, to any State or to the District of Columbia.
Article 22 — Federal Excise Tax (LM-01000-2008.08.15-A)
A.	This Article is applicable to any Subscribing Reinsurer who is domiciled outside of the United States of America, except for any Subscribing Reinsurer exempt from Federal Excise Tax. A Subscribing Reinsurer that claims exempt status from Federal Excise Tax shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the demands of the U.S. Internal Revenue Service, Department of the Treasury, or its successor and/or other applicable U.S. government authority.

B.	Each Subscribing Reinsurer shall allow the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax.

C.	In the event of any return of premium, the Subscribing Reinsurer shall deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.
Article 23 — Service of Suit (LM-01900-2008.07.17-A)
(This article applies to unauthorized Reinsurers and to Reinsurers who are domiciled outside the United States of America.)
A.	This Service of Suit Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

B.	In the event of the failure of the Subscribing Reinsurer to pay any amount claimed to be due hereunder, the Subscribing Reinsurer, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Subscribing Reinsurer’s rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any state in the United States. The Subscribing Reinsurers, once the appropriate Court is selected, whether such court is the one originally chosen by the Company and accepted by the Subscribing Reinsurers or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said Court jurisdiction and, in any suit instituted against any of them upon this Contract, will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

C.	Service of process in such suit may be made upon Mendes & Mount, LLP, 750 Seventh Avenue, New York, NY 10019-6829.

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D.	The above-named are authorized and directed to accept service of process on behalf of the Subscribing Reinsurer in any such suit. Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefore, the Subscribing Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance, or other officer specified for that purpose in the statute, or their successor(s) in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.
Article 24 — Offset (LM-01700-2005.06.02-A)
Each Party to this Contract together with their successors or assigns shall have and may exercise, at any time, the right to offset any balance(s) due the other (or, if more than one, any other). Such offset may include balances due under this Contract, and any other contracts between the Parties, whether such balances arises from premium, losses, or otherwise, and regardless of the capacity of any Party, whether as assuming and/or ceding insurer, under the various reinsurance contracts involved, provided however, that in the event of insolvency of a Party hereto, offsets shall only be allowed in accordance with the provisions of the applicable law, statute, or regulation governing such offset.
Article 25 — Governing Law (LM-01200-2008.09.18-A)
The validity and interpretation of this Contract shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, without regard to conflicts of law principles.
Article 26 — Confidentiality (LM-00400-2008.08.15-A)
A.	Confidential Information. The submission materials, and any Policy, financial, underwriting, accounting, and claims information, data statements, representations, and other materials provided by the Company or its affiliates and received by the Subscribing Reinsurer in the course of an audit, inspection, or otherwise, represent confidential or proprietary information (“Confidential Information”). This Confidential Information is intended for the sole use of the Subscribing Reinsurer (and its retrocessionaires, respective auditors, accountants, and legal counsel) as may be necessary in analyzing and/or accepting a participation in and/ or executing its responsibilities under or related to this Contract. The Subscribing Reinsurer acknowledges and agrees that with respect to any review of Confidential Information by the Subscribing Reinsurer, and/or discussion of Confidential Information, the Company and its affiliates do not waive and do not intend to waive any available privilege or protection. The review of Confidential Information by the Subscribing Reinsurer and/or discussion of Confidential Information with the Company or its affiliates shall not destroy, waive, or otherwise impair the proprietary and/or protected status of any Confidential Information or any information revealed in such discussion with the personnel of the Company or its affiliates, whether reviewed by and/or discussed with the Subscribing Reinsurer intentionally or inadvertently, nor does the review of the Confidential Information and/or discussion of Confidential Information with the Company or its affiliates constitute an estoppel or

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waiver of the Company’s or its affiliates’ rights to assert the attorney-client or work-product privileges, or any other applicable privilege or protection over certain documents contained in the Company’s or its affiliates’ files and/or certain information.

B.	The Company and the Subscribing Reinsurer agree that no confidentiality obligations will apply to Confidential Information to the extent such Confidential Information: (1) is or becomes available to the public, other than as a result of impermissible disclosure by the Subscribing Reinsurer, (2) was or became available lawfully to the Subscribing Reinsurer from a source, other than the Company, its affiliates or their personnel, that is not subject to a confidentiality obligation, (3) was developed independently by the Subscribing Reinsurer prior to disclosure by the Company, its affiliates, or their personnel, as demonstrated by the Subscribing Reinsurer’s records, or (4) is required to be disclosed by law, regulation, court, or regulatory agency action, subject to the Third-Party Demand paragraph of this article.

C.	The Subscribing Reinsurer agrees to preserve all confidentiality and privilege pertaining to all Confidential Information provided by the Company and all knowledge and information gained through its review of Confidential Information or discussions with the personnel of the Company or its affiliates. The Subscribing Reinsurer further agrees not to disclose any such Confidential Information to any other person or entity, except as such disclosure may be necessary to its retrocessionaires, accountants, attorneys, auditors, actuaries or third party catastrophe modelers or as otherwise required by law. The Subscribing Reinsurer agrees that no Confidential Information is to be copied and/or removed from the Company’s or its affiliates’ premises without the express permission of the Company.

D.	Third-Party Demand. Should the Subscribing Reinsurer receive a third-party demand pursuant to subpoena, summons, or court or governmental order, to disclose Confidential Information (including Non-Public Personally Identifiable Information) that has been provided by the Company or its affiliates, the Subscribing Reinsurer shall make commercially reasonable efforts to notify the Company promptly upon receipt of the demand and prior to disclosure of the Confidential Information and provide the Company a reasonable opportunity to object to the disclosure. If the Company timely objects to the release of the Confidential Information, the Subscribing Reinsurer will comply with the reasonable requests of the Company in connection with the Company’s efforts to resist release of the Confidential Information. The Company shall bear the cost of resisting the release of the Confidential Information.

E.	Survival. The Parties agree that the obligations contained in this Article shall survive the expiration or termination of this Contract.
Article 27 — Severability (LM-02000-2005.06.02-A)
If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

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Article 28 — Reinsurer Claims Obligations (LM-03100-2008.07.21-A) (AM)
It is understood and agreed that the Subscribing Reinsurer will fulfill its obligations under the Loss Adjustment and Settlement Article, until all claims have been reported and settled. Without first obtaining the Company’s written consent, the Subscribing Reinsurer will not, either directly or as the result of an action of a parent company or an affiliated entity, invoke any U.S. or foreign statute, legislation, or jurisprudence that purports to enable the Subscribing Reinsurer to require the Company or a Legal Entity to settle their claims liabilities, including but not limited to any estimated or undetermined claims liabilities, under this Contract on an accelerated basis. If the Subscribing Reinsurer has provided collateral relating to this Contract and the Subscribing Reinsurer attempts to require the Company or a Legal Entity to settle their claims liabilities on an accelerated basis, the Company shall have the right to utilize or to draw upon Letters of Credit or other collateral, under the terms of this Contract, or as otherwise agreed between the Subscribing Reinsurer and the Company. This Article does not prevent the Company and the Subscribing Reinsurer from settling any claims liabilities using a commutation process that is agreeable to both Parties. This Article shall in no way affect the rights and obligations of the Company and the Subscribing Reinsurer under the Insolvency Article.
Article 29 — Special Conditions (LM-02100-2008.11.04-A) (AM)
A.	This Article applies only in the event that:
1.	A State Insurance Department or other legal authority orders the Subscribing Reinsurer to cease writing business or has imposed upon it any other restrictions on or conditions relating to the Subscribing Reinsurer’s license or conduct of business in any jurisdiction; or

2.	The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

3.	The Subscribing Reinsurer’s policyholders’ surplus or equity has been reduced by 25% or more from the amount on the effective date of this Contract, or has been reduced by 25% or more in any period of twelve (12) months or less after the effective date of this Contract; or

4.	As respects Subscribing Reinsurers domiciled outside the United States other than Lloyd’s syndicates, such Subscribing Reinsurer’s Shareholder Funds, Net Worth or Capital & Surplus has been reduced by 25% or more from the amount on the effective date of this Contract, or has been reduced by 25% or more in any period of twelve (12) months or less after the effective date of this Contract; or

5.	As respects Subscribing Reinsurers who are Lloyd’s syndicates, such Subscribing Reinsurer’s Stamp Capacity or Funds at Lloyd’s has been reduced by 25% or more from the amount on the effective date of this Contract or has been reduced by 25% or more in any period of twelve (12) months or less after the effective date of this Contract; or

6.	The Subscribing Reinsurer has entered into a definitive agreement to become merged with, acquired, or controlled by any company, corporation, or

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individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract; or

7.	The Subscribing Reinsurer’s A.M. Best’s financial strength rating has been assigned or downgraded below A- or Standard and Poor’s financial strength rating has been assigned or downgraded below A-; or

8.	As respects Subscribing Reinsurers who are subject to an Authorized Control Level Risk-Based Capital Requirement, the Subscribing Reinsurer fails to maintain its surplus at a level of at least 200% of the Subscribing Reinsurer’s Authorized Control Level Risk-Based Capital; or

9.	The Subscribing Reinsurer announces intentions to cease underwriting operations; or

10.	The Subscribing Reinsurer voluntarily ceases underwriting operations; or

11.	The Subscribing Reinsurer has reinsured its entire liability under this Contract; or

12.	The Subscribing Reinsurer, directly or through the actions of a parent company or an affiliated entity, has or has attempted to assign, novate or transfer the Subscribing Reinsurer’s rights and/or obligations under this Contract, including any attempted transfer of rights and/or obligations under any U.S. or foreign statute, legislation or jurisprudence, without the Company’s prior written consent; or

13.	The Subscribing Reinsurer, directly or through the actions of a parent company or an affiliated entity, has invoked any U.S. or foreign statute, legislation or jurisprudence which purports to enable the Subscribing Reinsurer to require the Company to settle its claims liabilities, including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis. This does not include any attempt to enforce a settlement of claims liabilities under a commutation process to which the parties have agreed.
B.	If one or more of the circumstances in Paragraph A (1) through (13) occur (a “Trigger Event”), the Subscribing Reinsurer shall provide the Company with written notice within five (5) business days from the happening of a Trigger Event. Following its receipt of notice of a Trigger Event from the Subscribing Reinsurer, the Company may terminate this Contract, upon thirty (30) days written notice to the Subscribing Reinsurer.

C.	Irrespective of the Subscribing Reinsurer’s failure to provide the Company with timely written notice of the happening of a Trigger Event, upon occurrence of a Trigger Event, the Company may terminate this Contract at any time, upon thirty (30) days written notice to the Subscribing Reinsurer. No failure or delay by the Company in exercising its option under this section will operate as a waiver thereof.

D.	Termination under this Article can be made after the date of expiration of this Contract.

E.	If this Contract is terminated under this Article, this Contract shall remain in full force and effect as respects the Company’s and the Subscribing Reinsurer’s respective rights and obligations, prior to the effective date and time of termination. The coverage afforded by this Contract shall cease as of the date and time of termination and the Subscribing Reinsurer shall return the unearned premium, if any, within fifteen (15) days of the termination date. If coverage hereunder terminates while a claim covered by this Contract is in progress, the Subscribing Reinsurer shall be liable, subject to all

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conditions hereof, for its proportion of the entire claim, provided the event giving rise to the claim started before such termination.
F.	1.	If the Company elects to terminate this Contract under this Article, the Company may also elect to commute this Contract. Such election to commute shall be made either within the written thirty (30) day notice to the Subscribing Reinsurer of the Company’s intention to terminate this Contract, or by written notice thereafter. If the Company elects to commute, the Subscribing Reinsurer has the option to provide security for its Obligations (as defined herein), as an alternative to commutation. The Subscribing Reinsurer shall notify the Company of its decision to provide security for its Obligations under this Contract within fifteen (15) business days of the receipt of written notice of the Company’s election to commute. If the Subscribing Reinsurer elects to provide security for its Obligations, the Company shall provide the Subscribing Reinsurer with a written statement of the Subscribing Reinsurer’s share of all paid recoverables, case reserves, loss adjustment expenses, incurred but not reported losses, reserves for unearned premium, and ceding commissions due under this Contract prior to the effective date and time of termination (collectively “Obligations”). Within fifteen (15) days of the Subscribing Reinsurer’s receipt of such statement, the Subscribing Reinsurer shall fund all Obligations by securing clean, irrevocable, and unconditional Letters of Credit, payable exclusively to the Company and issued by a bank acceptable to the Company. At the Company’s request, the Subscribing Reinsurer shall agree to provide separate Letters of Credit for each Legal Entity. Any Letters of Credit provided by the Subscribing Reinsurer under the Unauthorized Reinsurance Article of this Contract also constitutes funding under this Article.
2.	Any Letters of Credit secured by the Subscribing Reinsurer shall be issued for a period of not less than one year, and shall be automatically extended for one year from their dates of expiration or any future expiration dates, unless sixty (60) days prior to any expiration date the issuing bank shall notify the Company or a Legal Entity, as applicable, by certified mail that the issuing bank elects not to extend any Letter of Credit for any additional period.

3.	The Subscribing Reinsurer and the Company agree that the Letters of Credit provided by the Subscribing Reinsurer, pursuant to the provisions of this Article, may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company, a Legal Entity or any successor, by operation of law, of the Company or a Legal Entity, including without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company or a Legal Entity, without diminution because of the insolvency of the Company or a Legal Entity, or the Subscribing Reinsurer for one or more of the following purposes:
a.	To pay or reimburse the Company or a Legal Entity for:
i.	The Subscribing Reinsurer’s share under this Contract of premiums returned, but not yet recovered from the Subscribing Reinsurer, to the owners of Policies reinsured under this Contract due to cancellations of such Policies; and

ii.	The Subscribing Reinsurer’s share, under this Contract, of surrenders and benefits or liabilities paid by the Company or a Legal Entity, but not yet recovered from the Subscribing Reinsurer, under the terms and provisions of the Policies reinsured under this Contract; and

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iii.	Any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Company or a Legal Entity.
b.	Where the Letters of Credit will expire without renewal or be reduced or replaced by Letters of Credit for a reduced amount and where the Subscribing Reinsurer’s Obligations under this Contract remain unliquidated and undischarged ten (10) days prior to the expiration of the Letter of Credit, to withdraw amounts equal to the Subscribing Reinsurer’s Obligations, to the extent that the liabilities have not yet been funded by the Subscribing Reinsurer and exceed the amount of any reduced or replacement Letters of Credit.

c.	If the Company has concluded that the issuing bank’s financial condition is such that the value of the security represented by the Letter of Credit may be in jeopardy, the Company or a Legal Entity, as applicable, may withdraw amounts equal to the Subscribing Reinsurer’s Obligations.

d.	If the Company or a Legal Entity draws on the Letter of Credit to obtain a cash advance, under paragraphs F.3.b or F.3.c, the Company or the Legal Entity, as applicable, will hold the amount of the cash advance so obtained in trust in the name of the Company in any qualified United States financial institution as defined by the Insurance Law of the Company’s or Legal Entity’s domiciliary state, solely to secure the Obligations and for the use and purposes enumerated above. The Company or the Legal Entity, as applicable, will return any balance to the Subscribing Reinsurer upon the complete and final liquidation and discharge of all of the Subscribing Reinsurer’s Obligations to the Company under this Contract or in the event the Subscribing Reinsurer provides alternative or replacement security consistent with the terms hereof and acceptable to the Company.
G.	If the Company elects to commute this Contract and the Subscribing Reinsurer does not fund its Obligations under this Contract, then:
1.	The Company shall submit a statement of valuation showing the Subscribing Reinsurer’s liabilities for loss(es), whether reported or unreported, comprising the sum total of the present value of the ceded: (a) case reserves and allocated loss adjustment expense, (b) projected ultimate losses, (c) any unearned premium reserve, and (d) undiscounted outstanding paid claims (hereinafter the “Commutation Losses”), on Policies covered by this Contract as of the effective date and time of termination. If the Subscribing Reinsurer agrees with the statement of valuation, the Subscribing Reinsurer shall pay the amount requested within ten (10) days of receipt of the statement of valuation.

2.	In the event the Company and the Subscribing Reinsurer cannot agree on the statement of valuation of the Subscribing Reinsurer’s liability under such Policies, either party may request in writing that the differences be settled by a panel of three actuaries. Each party shall appoint an actuary to assess such liability within fifteen (15) days after receipt of the written request for commutation. Upon such appointment, the two actuaries shall appoint a third actuary. If the two actuaries fail to agree on the third actuary within thirty (30) days of their appointment, each of them shall nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots.

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3.	The actuaries shall then investigate and Capitalize such Commutation Loss(es) within thirty (30) days. As used herein, “Capitalize” shall mean to determine the present value of Commutation Losses, without regard to the Subscribing Reinsurer’s ability to pay such losses. The panel shall meet in Boston, Massachusetts, unless the Company and the Subscribing Reinsurer agree otherwise.
a.	All actuaries shall be disinterested in the outcome of the commutation and shall be Fellows of the Society of Actuaries/Fellows of the Casualty Actuarial Society. Except as stated below, the expense of the actuaries and of the commutation shall be equally divided between the parties of the commutation.

b.	The decision in writing of the actuaries, when filed with the parties hereto, shall be final and binding, except that if the Company does not agree with the Capitalized value of the Commutation Loss(es), the Company shall have no obligation to commute. In the event the Company does not agree with the Capitalized value of the Commutation Loss(es) and does not move forward with commutation, the Company will pay the expense of the actuaries including reasonable expense of the actuary appointed by the Subscribing Reinsurer.

c.	If the Contract is commuted, payment by the Subscribing Reinsurer to the Company or any other third party mutually agreed upon by the Subscribing Reinsurer and the Company shall constitute a complete and final release of the Subscribing Reinsurer in respect to its liability under this Contract.
4.	The commutation process described in this Article shall not be subject to any other dispute resolution process, including but not limited to the Arbitration Article of this Contract.
Article 30 — Agency Agreement (LM-02800-2006.04.12A) (AM)
If more than one reinsured company is named as a Party to this Contract, Peerless Insurance Company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Contract, and for purposes of remitting or receiving any monies due any Party.
Article 31 — Entire Agreement (LM-00701-2008.08.15-A)
This Contract shall constitute the entire agreement between the Company and the Subscribing Reinsurer with respect to the subject matter of this Contract and shall supersede all prior understandings, negotiations and discussions, whether oral or written, by or between the Company and the Subscribing Reinsurer relating to the subject matter hereof. There are no general or specific warranties, representations or other agreements by or among the Company and the Subscribing Reinsurer in connection with entering into this Contract except as specially set forth in this Contract. Notwithstanding the foregoing, this Contract may be amended or modified only by a writing signed by both the Company and the Subscribing Reinsurer

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Article 32 — Assignment, Novation, or Transfer (LM-00300-2008.05.13-A)
This Contract shall be binding upon and inure to the benefit of the Company and the Subscribing Reinsurer and their respective successors and assigns; provided, however, that this Contract may not be assigned, novated or transferred, including any attempted transfer of rights and/or obligations under any U.S. or foreign statute, legislation or jurisprudence, by either the Company or the Subscribing Reinsurer, or as the result of the action(s) of a parent company or an affiliated entity of either, without the prior written consent of the other. In the event of any assignment, novation or transfer, the assignor, novator or transferor shall remain liable under this Contract, and further guarantees the performance of all obligations of any assignee, novatee or transferee under this Contract. Notwithstanding the foregoing, the Company may assign this Contract to an insurance entity controlling, controlled by or under common control with the Company, without the Subscribing Reinsurer’s written consent.
Article 33 — Third Parties (LM-02700-2005.09.27-A)
This Contract shall not be deemed to give any right or remedy to any third party whatsoever unless said right or remedy is specifically granted to such third party by the terms of this Contract.
Article 34 — Federal Terrorism Excess Recovery (LM-01100-2008.08.06-A)
A.	Any loss reimbursement the Company receives from the United States Government under the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Extension Act of 2005 and as further amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIA”) as a result of Loss Occurrence(s) commencing during the term of this Contract shall apply as follows:

B.	Except as provided below, any loss reimbursement under TRIA shall inure solely to the benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.

C.	If one or more Loss Occurrence(s) commencing during the term of this Contract result(s) in reinsurance recoveries to the Company under this Contract and reimbursement under TRIA, and such amounts, together with any other reinsurance recoveries to the Company for said Loss Occurrence(s), exceed the total amount of “Insured Losses” to the Company, any amount in excess thereof shall be held by the Company. The Company shall then reimburse the Subscribing Reinsurer a portion of such excess recovery in an amount equal to the proportion that the Subscribing Reinsurer’s payment under this Contract bears to the total treaty reinsurance recoveries to the Company for Insured Losses for said Loss Occurrence(s). Provided, however, that in no event shall such reimbursement exceed the amount paid by the Subscribing Reinsurer to the Company under this Contract.

D.	For purposes hereof, if a loss reimbursement received by the Company under TRIA is based on the Company’s Insured Losses in more than one Loss Occurrence and neither the Secretary of the Treasury nor his delegatee specifies the amount of loss allocable to each respective Loss Occurrence, the reimbursement shall be pro-rated in the proportion that the Company’s Insured Losses in each Loss Occurrence bears to the

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Company’s total Insured Losses resulting from all Loss Occurrences to which the reimbursement applies.

E.	For purposes of this Article, “Insured Loss (es)” shall have the same meaning as set forth in Section 102(5) of TRIA.

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Exhibit A
First Property Catastrophe Excess of Loss
SECTION 1— LIMIT AND RETENTION
A.	No claim shall be made in any one Loss Occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes one risk.

B.	The Subscribing Reinsurer shall be liable in each and every Loss Occurrence, for the Ultimate Net Loss above an initial net loss to the Company of $500,000,000 provided, however, that the Subscribing Reinsurer shall not be liable for more than $100,000,000 of each and every such Loss Occurrence.
SECTION 2 — PREMIUM
The Company shall pay to the Subscribing Reinsurer a premium calculated by applying to the Subject Earned Premium income of the Company and the Legal Entities, a rate of 0.3033% for business identified as belonging to the Agency Markets strategic business unit as defined in Article I — Business Covered.
SECTION 3 — REPORTS AND REMITTANCE
A.	The Company shall pay to the Subscribing Reinsurer a minimum and deposit premium of $10,500,00 remitted in semi-annual installments of $5,250,000 on January 1 and July 1, 2009. In the event this Contract is terminated prior to January 1, 2010, the minimum premium shall be prorated and no deposit premium installments shall be due after the effective date of termination.

B.	As soon as practical after the termination or expiration of this Contract, the Company shall render to the Subscribing Reinsurer a statement of the premium due as provided in Section 2 - PREMIUM and if such developed premium is greater than the minimum and deposit premium stipulated herein the additional premium shall be paid to the Subscribing Reinsurer forthwith.

C.	The term Subject Earned premium shall mean the premiums earned by the Company or the Legal Entities, on classes of property business covered under this Contract, times the rates below. No deduction shall be made for dividends declared, paid or credited to policyholders of the Company or the Legal Entities.

ASLOB	Percentage
Fire	100%
Allied Lines	100%
Homeowners	60%
Farmowners	60%
Commercial Multiple Peril (Property)	100%

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ASLOB	Percentage
Inland Marine	100%
Earthquake	100%
Auto Physical Damage (Private Passenger and Commercial)	25%
Burglary & Theft	100%
Estimated Subject Earned Premium:	$3,115,974,059
SECTION 4 — REINSTATEMENT
A.	It is hereby understood and agreed that each claim hereon reduces the amount of indemnity from the time of the Loss Occurrence by the sum paid, but any amount so exhausted is hereby automatically reinstated from the time of the Loss Occurrence.

B.	One reinstatement will be provided at an additional premium calculated at 100% of the developed premium hereon, but pro rata as to the fraction of the face value of this Contract (i.e., the fraction of $100,000,000) reinstated. Such reinstatement premium shall be payable simultaneously with each loss settlement.

C.	Nevertheless, the liability of the Subscribing Reinsurer hereunder shall never exceed $100,000,000 in respect of any one Loss Occurrence nor $200,000,000 in all during the period of this Contract.

D.	If at the time of a loss settlement hereon the developed premium is unknown, the above calculation of reinstatement premium shall be based upon the deposit premium, subject to adjustment when the developed premium is finally established.

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Exhibit B
Second Property Catastrophe Excess of Loss
SECTION 1— LIMIT AND RETENTION
A.	No claim shall be made in any one Loss Occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes one risk.

B.	The Subscribing Reinsurer shall be liable in each and every Loss Occurrence, for the Ultimate Net Loss above an initial net loss to the Company of $600,000,000 provided, however, that the Subscribing Reinsurer shall not be liable for more than $100,000,000 of each and every such Loss Occurrence.
SECTION 2 — PREMIUM
The Company shall pay to the Subscribing Reinsurer a premium calculated by applying to the Subject Earned Premium income of the Company and the Legal Entities, a rate of 0.2527% for business identified as belonging to the Agency Markets strategic business unit as defined in Article I — Business Covered.
SECTION 3 — REPORTS AND REMITTANCE
A.	The Company shall pay to the Subscribing Reinsurer a minimum and deposit premium of $8,750,000 remitted in semi-annual installments of $4,375,000 on January 1 and July 1, 2009. In the event this Contract is terminated prior to January 1, 2010, the minimum premium shall be prorated and no deposit premium installments shall be due after the effective date of termination.

B.	As soon as practical after the termination or expiration of this Contract, the Company shall render to the Subscribing Reinsurer a statement of the premium due as provided in Section 2 - PREMIUM and if such developed premium is greater than the minimum and deposit premium stipulated herein the additional premium shall be paid to the Subscribing Reinsurer forthwith.

C.	The term Subject Earned premium shall mean the premiums earned by the Company or the Legal Entities, on classes of property business covered under this Contract, times the rates below. No deduction shall be made for dividends declared, paid or credited to policyholders of the Company or the Legal Entities.

ASLOB	Percentage
Fire	100%
Allied Lines	100%
Homeowners	60%
Farmowners	60%
Commercial Multiple Peril (Property)	100%
Inland Marine	100%
Earthquake	100%

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ASLOB	Percentage
Auto Physical Damage (Private Passenger and Commercial)	25%
Burglary & Theft	100%
Estimated Subject Earned Premium:	$3,115,974,059
SECTION 4 — REINSTATEMENT
A.	It is hereby understood and agreed that each claim hereon reduces the amount of indemnity from the time of the Loss Occurrence by the sum paid, but any amount so exhausted is hereby automatically reinstated from the time of the Loss Occurrence.

B.	One reinstatement will be provided at an additional premium calculated at 100% of the developed premium hereon, but pro rata as to the fraction of the face value of this Contract (i.e., the fraction of $100,000,000) reinstated. Such reinstatement premium shall be payable simultaneously with each loss settlement.

C.	Nevertheless, the liability of the Subscribing Reinsurer hereunder shall never exceed $100,000,000 in respect of any one Loss Occurrence nor $200,000,000 in all during the period of this Contract.

D.	If at the time of a loss settlement hereon the developed premium is unknown, the above calculation of reinstatement premium shall be based upon the deposit premium, subject to adjustment when the developed premium is finally established.

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Exhibit C
Third Property Catastrophe Excess of Loss
SECTION 1— LIMIT AND RETENTION
A.	No claim shall be made in any one Loss Occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes one risk.

B.	The Subscribing Reinsurer shall be liable in each and every Loss Occurrence, for the Ultimate Net Loss above an initial net loss to the Company of $700,000,000 provided, however, that the Subscribing Reinsurer shall not be liable for more than $100,000,000 of each and every such Loss Occurrence.
SECTION 2 — PREMIUM
The Company shall pay to the Subscribing Reinsurer a premium calculated by applying to the Subject Earned Premium income of the Company and the Legal Entities, a rate of 0.2311% for business identified as belonging to the Agency Markets strategic business unit as defined in Article I — Business Covered.
SECTION 3 — REPORTS AND REMITTANCE
A.	The Company shall pay to the Subscribing Reinsurer a minimum and deposit premium of $8,000,000 remitted in semi-annual installments of $4,000,000 on January 1 and July 1, 2009. In the event this Contract is terminated prior to January 1, 2010, the minimum premium shall be prorated and no deposit premium installments shall be due after the effective date of termination.

B.	As soon as practical after the termination or expiration of this Contract, the Company shall render to the Subscribing Reinsurer a statement of the premium due as provided in Section 2 - PREMIUM and if such developed premium is greater than the minimum and deposit premium stipulated herein the additional premium shall be paid to the Subscribing Reinsurer forthwith.

C.	The term Subject Earned premium shall mean the premiums earned by the Company or the Legal Entities, on classes of property business covered under this Contract, times the rates below. No deduction shall be made for dividends declared, paid or credited to policyholders of the Company or the Legal Entities.

ASLOB	Percentage
Fire	100%
Allied Lines	100%
Homeowners	60%
Farmowners	60%
Commercial Multiple Peril (Property)	100%
Inland Marine	100%
Earthquake	100%

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ASLOB	Percentage
Auto Physical Damage (Private Passenger and Commercial)	25%
Burglary & Theft	100%
Estimated Subject Earned Premium:	$3,115,974,059
SECTION 4 — REINSTATEMENT
A.	It is hereby understood and agreed that each claim hereon reduces the amount of indemnity from the time of the Loss Occurrence by the sum paid, but any amount so exhausted is hereby automatically reinstated from the time of the Loss Occurrence.

B.	One reinstatement will be provided at an additional premium calculated at 100% of the developed premium hereon, but pro rata as to the fraction of the face value of this Contract (i.e., the fraction of $100,000,000) reinstated. Such reinstatement premium shall be payable simultaneously with each loss settlement.

C.	Nevertheless, the liability of the Subscribing Reinsurer hereunder shall never exceed $100,000,000 in respect of any one Loss Occurrence nor $200,000,000 in all during the period of this Contract.

D.	If at the time of a loss settlement hereon the developed premium is unknown, the above calculation of reinstatement premium shall be based upon the deposit premium, subject to adjustment when the developed premium is finally established.

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Exhibit D
Fourth Property Catastrophe Excess of Loss
SECTION 1— LIMIT AND RETENTION
A.	No claim shall be made in any one Loss Occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes one risk.

B.	The Subscribing Reinsurer shall be liable in each and every Loss Occurrence, for the Ultimate Net Loss above an initial net loss to the Company of $800,000,000 provided, however, that the Subscribing Reinsurer shall not be liable for more than $100,000,000 of each and every such Loss Occurrence.
SECTION 2 — PREMIUM
The Company shall pay to the Subscribing Reinsurer a premium calculated by applying to the Subject Earned Premium income of the Company and the Legal Entities, a rate of 0.2022% for business identified as belonging to the Agency Markets strategic business unit as defined in Article I — Business Covered.
SECTION 3 — REPORTS AND REMITTANCE
A.	The Company shall pay to the Subscribing Reinsurer a minimum and deposit premium of $7,000,000 remitted in semi-annual installments of $3,500,000 on January 1 and July 1, 2009. In the event this Contract is terminated prior to January 1, 2010, the minimum premium shall be prorated and no deposit premium installments shall be due after the effective date of termination.

B.	As soon as practical after the termination or expiration of this Contract, the Company shall render to the Subscribing Reinsurer a statement of the premium due as provided in Section 2 - PREMIUM and if such developed premium is greater than the minimum and deposit premium stipulated herein the additional premium shall be paid to the Subscribing Reinsurer forthwith.

C.	The term Subject Earned premium shall mean the premiums earned by the Company or the Legal Entities, on classes of property business covered under this Contract, times the rates below. No deduction shall be made for dividends declared, paid or credited to policyholders of the Company or the Legal Entities.

ASLOB	Percentage
Fire	100%
Allied Lines	100%
Homeowners	60%
Farmowners	60%
Commercial Multiple Peril (Property)	100%

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ASLOB	Percentage
Inland Marine	100%
Earthquake	100%
Auto Physical Damage (Private Passenger and Commercial)	25%
Burglary & Theft	100%
Estimated Subject Earned Premium:	$3,115,974,059
SECTION 4 — REINSTATEMENT
A.	It is hereby understood and agreed that each claim hereon reduces the amount of indemnity from the time of the Loss Occurrence by the sum paid, but any amount so exhausted is hereby automatically reinstated from the time of the Loss Occurrence.

B.	One reinstatement will be provided at an additional premium calculated at 100% of the developed premium hereon, but pro rata as to the fraction of the face value of this Contract (i.e., the fraction of $100,000,000) reinstated. Such reinstatement premium shall be payable simultaneously with each loss settlement.

C.	Nevertheless, the liability of the Subscribing Reinsurer hereunder shall never exceed $100,000,000 in respect of any one Loss Occurrence nor $200,000,000 in all during the period of this Contract.

D.	If at the time of a loss settlement hereon the developed premium is unknown, the above calculation of reinstatement premium shall be based upon the deposit premium, subject to adjustment when the developed premium is finally established.

Effective: January 1, 2009	Page 35 of 54	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

Exhibit E
Fifth Property Catastrophe Excess of Loss
SECTION 1— LIMIT AND RETENTION
A.	No claim shall be made in any one Loss Occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes one risk.

B.	The Subscribing Reinsurer shall be liable in each and every Loss Occurrence, for the Ultimate Net Loss above an initial net loss to the Company of $900,000,000 provided, however, that the Subscribing Reinsurer shall not be liable for more than $100,000,000 of each and every such Loss Occurrence.
SECTION 2 — PREMIUM
The Company shall pay to the Subscribing Reinsurer a premium calculated by applying to the Subject Earned Premium income of the Company and the Legal Entities, a rate of 0.1849% for business identified as belonging to the Agency Markets strategic business unit as defined in Article I — Business Covered.
SECTION 3 — REPORTS AND REMITTANCE
A.	The Company shall pay to the Subscribing Reinsurer a minimum and deposit premium of $6,400,000 remitted in semi-annual installments of $3,200,000 on January 1 and July 1, 2009. In the event this Contract is terminated prior to January 1, 2010, the minimum premium shall be prorated and no deposit premium installments shall be due after the effective date of termination.

B.	As soon as practical after the termination or expiration of this Contract, the Company shall render to the Subscribing Reinsurer a statement of the premium due as provided in Section 2 - PREMIUM and if such developed premium is greater than the minimum and deposit premium stipulated herein the additional premium shall be paid to the Subscribing Reinsurer forthwith.

C.	The term Subject Earned premium shall mean the premiums earned by the Company or the Legal Entities, on classes of property business covered under this Contract, times the rates below. No deduction shall be made for dividends declared, paid or credited to policyholders of the Company or the Legal Entities.

ASLOB	Percentage
Fire	100%
Allied Lines	100%
Homeowners	60%
Farmowners	60%
Commercial Multiple Peril (Property)	100%
Inland Marine	100%
Earthquake	100%

Effective: January 1, 2009	Page 36 of 54	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

ASLOB	Percentage
Auto Physical Damage (Private Passenger and Commercial)	25%
Burglary & Theft	100%
Estimated Subject Earned Premium:	$3,115,974,059
SECTION 4 — REINSTATEMENT
A.	It is hereby understood and agreed that each claim hereon reduces the amount of indemnity from the time of the Loss Occurrence by the sum paid, but any amount so exhausted is hereby automatically reinstated from the time of the Loss Occurrence.

B.	One reinstatement will be provided at an additional premium calculated at 100% of the developed premium hereon, but pro rata as to the fraction of the face value of this Contract (i.e., the fraction of $100,000,000) reinstated. Such reinstatement premium shall be payable simultaneously with each loss settlement.

C.	Nevertheless, the liability of the Subscribing Reinsurer hereunder shall never exceed $100,000,000 in respect of any one Loss Occurrence nor $200,000,000 in all during the period of this Contract.

D.	If at the time of a loss settlement hereon the developed premium is unknown, the above calculation of reinstatement premium shall be based upon the deposit premium, subject to adjustment when the developed premium is finally established.

Effective: January 1, 2009	Page 37 of 54	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

Exhibit F
Sixth Property Catastrophe Excess of Loss
SECTION 1— LIMIT AND RETENTION
A.	No claim shall be made in any one Loss Occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes one risk.

B.	The Subscribing Reinsurer shall be liable in each and every Loss Occurrence, for the Ultimate Net Loss above an initial net loss to the Company of $1,000,000,000 provided, however, that the Subscribing Reinsurer shall not be liable for more than $100,000,000 of each and every such Loss Occurrence.
SECTION 2 — PREMIUM
The Company shall pay to the Subscribing Reinsurer a premium calculated by applying to the Subject Earned Premium income of the Company and the Legal Entities, a rate of 0.1661% for business identified as belonging to the Agency Markets strategic business unit as defined in Article I — Business Covered.
SECTION 3 — REPORTS AND REMITTANCE
A.	The Company shall pay to the Subscribing Reinsurer a minimum and deposit premium of $5,750,000 remitted in semi-annual installments of $2,875,000 on January 1 and July 1, 2009. In the event this Contract is terminated prior to January 1, 2010, the minimum premium shall be prorated and no deposit premium installments shall be due after the effective date of termination.

B.	As soon as practical after the termination or expiration of this Contract, the Company shall render to the Subscribing Reinsurer a statement of the premium due as provided in Section 2 - PREMIUM and if such developed premium is greater than the minimum and deposit premium stipulated herein the additional premium shall be paid to the Subscribing Reinsurer forthwith.

C.	The term Subject Earned premium shall mean the premiums earned by the Company or the Legal Entities, on classes of property business covered under this Contract, times the rates below. No deduction shall be made for dividends declared, paid or credited to policyholders of the Company or the Legal Entities.

ASLOB	Percentage
Fire	100%
Allied Lines	100%
Homeowners	60%
Farmowners	60%
Commercial Multiple Peril (Property)	100%
Inland Marine	100%

Effective: January 1, 2009	Page 38 of 54	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

ASLOB	Percentage
Earthquake	100%
*Auto Physical Damage (Private Passenger and Commercial)	25%
Burglary & Theft	100%
Estimated Subject Earned Premium:	$3,115,974,059
SECTION 4 — REINSTATEMENT
A.	It is hereby understood and agreed that each claim hereon reduces the amount of indemnity from the time of the Loss Occurrence by the sum paid, but any amount so exhausted is hereby automatically reinstated from the time of the Loss Occurrence.

B.	One reinstatement will be provided at an additional premium calculated at 100% of the developed premium hereon, but pro rata as to the fraction of the face value of this Contract (i.e., the fraction of $100,000,000) reinstated. Such reinstatement premium shall be payable simultaneously with each loss settlement.

C.	Nevertheless, the liability of the Subscribing Reinsurer hereunder shall never exceed $100,000,000 in respect of any one Loss Occurrence nor $200,000,000 in all during the period of this Contract.

D.	If at the time of a loss settlement hereon the developed premium is unknown, the above calculation of reinstatement premium shall be based upon the deposit premium, subject to adjustment when the developed premium is finally established.

Effective: January 1, 2009	Page 39 of 54	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

Exhibit G
Seventh Property Catastrophe Excess of Loss
SECTION 1— LIMIT AND RETENTION
A.	No claim shall be made in any one Loss Occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes one risk.

B.	The Subscribing Reinsurer shall be liable in each and every Loss Occurrence, for the Ultimate Net Loss above an initial net loss to the Company of $1,100,000,000 provided, however, that the Subscribing Reinsurer shall not be liable for more than $100,000,000 of each and every such Loss Occurrence.
SECTION 2 — PREMIUM
The Company shall pay to the Subscribing Reinsurer a premium calculated by applying to the Subject Earned Premium income of the Company and the Legal Entities, a rate of 0.1560% for business identified as belonging to the Agency Markets strategic business unit as defined in Article I — Business Covered.
SECTION 3 — REPORTS AND REMITTANCE
A.	The Company shall pay to the Subscribing Reinsurer a minimum and deposit premium of $5,400,000 remitted in semi-annual installments of $2,700,000 on January 1 and July 1, 2009. In the event this Contract is terminated prior to January 1, 2010, the minimum premium shall be prorated and no deposit premium installments shall be due after the effective date of termination.

B.	As soon as practical after the termination or expiration of this Contract, the Company shall render to the Subscribing Reinsurer a statement of the premium due as provided in Section 2 - PREMIUM and if such developed premium is greater than the minimum and deposit premium stipulated herein the additional premium shall be paid to the Subscribing Reinsurer forthwith.

C.	The term Subject Earned premium shall mean the premiums earned by the Company or the Legal Entities, on classes of property business covered under this Contract, times the rates below. No deduction shall be made for dividends declared, paid or credited to policyholders of the Company or the Legal Entities.

ASLOB	Percentage
Fire	100%
Allied Lines	100
Homeowners	60%
Farmowners	60%
Commercial Multiple Peril (Property)	100%
Inland Marine	100%
Earthquake	100%

Effective: January 1, 2009	Page 40 of 54	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

ASLOB	Percentage
*Auto Physical Damage (Private Passenger and Commercial)	25%
Burglary & Theft	100%
Estimated Subject Earned Premium:	$3,115,974,059
SECTION 4 — REINSTATEMENT
A.	It is hereby understood and agreed that each claim hereon reduces the amount of indemnity from the time of the Loss Occurrence by the sum paid, but any amount so exhausted is hereby automatically reinstated from the time of the Loss Occurrence.

B.	One reinstatement will be provided at an additional premium calculated at 100% of the developed premium hereon, but pro rata as to the fraction of the face value of this Contract (i.e., the fraction of $100,000,000) reinstated. Such reinstatement premium shall be payable simultaneously with each loss settlement.

C.	Nevertheless, the liability of the Subscribing Reinsurer hereunder shall never exceed $100,000,000 in respect of any one Loss Occurrence nor $200,000,000 in all during the period of this Contract.

D.	If at the time of a loss settlement hereon the developed premium is unknown, the above calculation of reinstatement premium shall be based upon the deposit premium, subject to adjustment when the developed premium is finally established.

Effective: January 1, 2009	Page 41 of 54	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

Exhibit H
Eighth Property Catastrophe Excess of Loss
SECTION 1— LIMIT AND RETENTION
A.	No claim shall be made in any one Loss Occurrence unless at least two risks insured or reinsured by the Company are involved in such loss occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes one risk.

B.	The Subscribing Reinsurer shall be liable in each and every Loss Occurrence, for the Ultimate Net Loss above an initial net loss to the Company of $1,200,000,000 provided, however, that the Subscribing Reinsurer shall not be liable for more than $125,000,000 of each and every such Loss Occurrence.
SECTION 2 — PREMIUM
The Company shall pay to the Subscribing Reinsurer a premium calculated by applying to the Subject Earned Premium income of the Company and the Legal Entities, a rate of 0.1769% for business identified as belonging to the Agency Markets strategic business unit as defined in Article I — Business Covered.
SECTION 3 — REPORTS AND REMITTANCE
A.	The Company shall pay to the Subscribing Reinsurer a minimum and deposit premium of $6,125,000 remitted in semi-annual installments of $3,062,500 on January 1 and July 1, 2009. In the event this Contract is terminated prior to January 1, 2010, the minimum premium shall be prorated and no deposit premium installments shall be due after the effective date of termination.

B.	As soon as practical after the termination or expiration of this Contract, the Company shall render to the Subscribing Reinsurer a statement of the premium due as provided in Section 2 - PREMIUM and if such developed premium is greater than the minimum and deposit premium stipulated herein the additional premium shall be paid to the Subscribing Reinsurer forthwith.

C.	The term Subject Earned premium shall mean the premiums earned by the Company or the Legal Entities, on classes of property business covered under this Contract, times the rates below. No deduction shall be made for dividends declared, paid or credited to policyholders of the Company or the Legal Entities.

ASLOB	Percentage
Fire	100%
Allied Lines	100%
Homeowners	60%
Farmowners	60%
Commercial Multiple Peril (Property)	100%
Inland Marine	100%

Effective: January 1, 2009	Page 42 of 54	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

ASLOB	Percentage
Earthquake	100%
Auto Physical Damage (Private Passenger and Commercial)	25%
Burglary & Theft	100%
Estimated Subject Earned Premium:	$3,115,974,059
SECTION 4 — REINSTATEMENT
A.	It is hereby understood and agreed that each claim hereon reduces the amount of indemnity from the time of the Loss Occurrence by the sum paid, but any amount so exhausted is hereby automatically reinstated from the time of the Loss Occurrence.

B.	One reinstatement will be provided at an additional premium calculated at 100% of the developed premium hereon, but pro rata as to the fraction of the face value of this Contract (i.e., the fraction of $125,000,000) reinstated. Such reinstatement premium shall be payable simultaneously with each loss settlement.

C.	Nevertheless, the liability of the Subscribing Reinsurer hereunder shall never exceed $125,000,000 in respect of any one Loss Occurrence nor $250,000,000 in all during the period of this Contract.

D.	If at the time of a loss settlement hereon the developed premium is unknown, the above calculation of reinstatement premium shall be based upon the deposit premium, subject to adjustment when the developed premium is finally established.

Effective: January 1, 2009	Page 43 of 54	2009 Property Catastrophe Excess of Loss Contract — $825m x $500m

Pools, Associations and Syndicates Exclusion (LM-03300-2008.11.03-P)
Section A:
Excluding:
(a)	All business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

(b)	Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.
Section B:
It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:
Industrial Risk Insurers,
Associated Factory Mutuals,
Improved Risk Mutuals,
Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs,
United States Aircraft Insurance Group,
Canadian Aircraft Insurance Group,
Associated Aviation Underwriters,
American Aviation Underwriters.
Section B does not apply:
(a)	Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

(b)	To interests traditionally underwritten as Inland Marine or stock and/or contents written on a blanket basis.

(c)	To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a).

(d)	To risks as follows:

Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than railroad schedules) and builder’s risks on the classes of risks specified in this subsection (d) only.
Where this clause attaches to Catastrophe Excesses, the following Section C is added:
Section C:
Nevertheless the Reinsurer specifically agrees that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:
(1)	Any so-called “Coastal Pools,” including but not limited to:

Alabama Insurance Underwriting Association
Connecticut FAIR Plan
Delaware FAIR Plan
Georgia Underwriting Association
Louisiana Citizens Property Insurance Corporation
Mississippi Windstorm Underwriting Association
New Jersey Insurance Underwriting Association

Effective: January 1, 2009	Page 44 of 54	2009 Property Catastrophe
Excess of Loss Contract —
$825m x $500m

New York Property Insurance Underwriting Association
North Carolina Insurance Underwriting Association
Pennsylvania FAIR Plan
South Carolina Windstorm and Hail Underwriting Association
Texas Windstorm Insurance Association
Virginia Property Insurance Association
AND
(2)	All “Fair Plan” and “Rural Risk Plan” business
AND
(3)	Citizens Property Insurance Corporation (“CPIC”) and the California Earthquake Authority (“CEA”)
for all perils otherwise protected hereunder shall not be excluded, except, however, that this reinsurance does not include any increase in such liability resulting from:
(i)	The inability of any other participant in such “Coastal Pool” and/or “Fair Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms to meet its liability.

(ii)	Any claim against such “Coastal Pool” and/or “Fair Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanisms, or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract).
Section D:
(1)	Notwithstanding Section C above, in respect of the CEA, where an assessment is made against the Company by the CEA, the Company may include in its Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder. The Company’s initial capital contribution to the CEA shall not be included in the Ultimate Net Loss.

(2)	Notwithstanding Section C above, in respect of CPIC, where an assessment is made against the Company by CPIC, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall not exceed the lesser of:
(a)	The Company’s assessment from CPIC for the accounting year in which the loss occurrence commenced, or

(b)	The product of the following:
(i)	The Company’s percentage participation in CPIC for the accounting year in which the loss occurrence commenced; and

(ii)	CPIC’s total losses in such loss occurrence.
(3)	Notwithstanding Section C above, where an assessment is made against the Company by any such “Coastal Pool” and/or “Fair Plan” and/or “Rural Risk Plan” and/or Residual Market Mechanism, the Company may include in its Ultimate Net Loss only that assessment directly attributable to each separate loss occurrence covered hereunder which is not otherwise recoverable or recoupable by the Company
Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section C above, in respect of CPIC, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of CPIC. For the purposes of this Contract, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by CPIC to meet the obligations of an insolvent insurer member or other party, or to meet any obligations arising from the deferment by CPIC of the collection of monies.

Effective: January 1, 2009	Page 45 of 54	2009 Property Catastrophe
Excess of Loss Contract —
$825m x $500m

War Risk Exclusion Clause
The Reinsurers shall not be liable for loss or damage caused directly or indirectly by (1) hostile or warlike action in time of peace or war, including action hindering, combating or defending against an actual, impending or expected attack, (a) by any government or sovereign power (de jure or de facto) or by any authority maintaining or using military, naval or air forces; or (b) by military, naval or air forces, it being understood that any discharge, explosion or use of any weapon of war employing atomic fission or radioactive force shall be conclusively presumed to be such a hostile or warlike action by such government power, authority or forces; (2) insurrection, rebellion, revolution, civil war, usurped power, or action taken by governmental authority in hindering, combating or defending against such an occurrence.
The War Risk Exclusion Clause shall not apply to interest insured under Policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

Effective: January 1, 2009	Page 46 of 54	2009 Property Catastrophe
Excess of Loss Contract —
$825m x $500m

Nuclear Incident Exclusion Clause — Physical Damage — Reinsurance
(U.S.A.)
1.	This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:
I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.	Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material,” and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.
3.	Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate
(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.
4.	Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:
(a)	substantial quantities, and

(b)	the extent of installation, plant or site.
Note.-Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that
(a)	all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)	with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.
12/12/57
N.M.A. 1119
BRMA 35B

Effective: January 1, 2009	Page 47 of 54	2009 Property Catastrophe
Excess of Loss Contract —
$825m x $500m

Nuclear Incident Exclusion Clause — Physical Damage — Reinsurance
(Canada)
1.	This Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.	Without in any way restricting the operation of paragraph 1 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:
(a)	nuclear reactor power plants including all auxiliary property on the site, or

(b)	any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and critical facilities as such, or

(c)	installations for fabricating complete fuel elements or for processing substantial quantities of radioactive materials, and for reprocessing, salvaging, chemically separating, storing or disposing of spent nuclear fuel or waste materials, or

(d)	installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.
3.	Without in any way restricting the operation of paragraphs 1 and 2 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph 3 shall not operate:
(a)	where the Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)	where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.
4.	Without in any way restricting the operation of paragraphs 1, 2 and 3 of this clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	This clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.

6.	The term “radioactive material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or any law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy.

7.	Reinsured to be sole judge of what constitutes:
(a)	substantial quantities, and

(b)	the extent of installation, plant or site.
8.	Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, this Agreement does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, caused:
(1)	by any nuclear incident, as defined in or pursuant to the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

(2)	by contamination by radioactive material.
NOTE:	Without in any way restricting the operation of paragraphs 1, 2, 3 and 4 of this clause, paragraph 8 of this clause shall only apply to all original contracts of the Reinsured, whether new, renewal or replacement, which become effective on or after December 31, 1992.
N.M.A. 1980a (1/4/96)

Effective: January 1, 2009	Page 48 of 54	2009 Property Catastrophe
Excess of Loss Contract —
$825m x $500m

Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994)
(Worldwide Excluding U.S.A. & Canada)
This agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.
For all purposes of this agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers’ Compensation and Employers’ Liability) in respect of:-
(I)	All Property on the site of a nuclear power station.

Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

(II)	All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:-
(a)	The generation of nuclear energy; or

(b)	The Production, Use or Storage of Nuclear Material.
(III)	Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

(IV)	The supply of goods and services to any of the sites, described in (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.
Except as undernoted, Nuclear Energy Risks shall not include:-
(i)	Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors’ plant and equipment);

(ii)	Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above;
Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.
However, the above exemption shall not extend to:-
(1)	The provision of any insurance or reinsurance whatsoever in respect of:-
(a)	Nuclear Material;

(b)	Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or — for reactor installations — as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.
(2)	The provision of any insurance or reinsurance for the undernoted perils:-
•	Fire, lightning, explosion;

•	Earthquake;

•	Aircraft and other aerial devices or articles dropped therefrom;

•	Irradiation and radioactive contamination;

•	Any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;
in respect of any other Property not specified in (1) above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

Effective: January 1, 2009	Page 49 of 54	2009 Property Catastrophe
Excess of Loss Contract —
$825m x $500m

Definitions:
“Nuclear Material” means:-
(i)	Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

(ii)	Radioactive Products or Waste.
“Radioactive Products or Waste” means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilization of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.
“Nuclear Installation” means:-
(i)	Any Nuclear Reactor;

(ii)	Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

(iii)	Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.
“Nuclear Reactor” means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.
“Production, Use or Storage of Nuclear Material” means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.
“Property” shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.
“High Radioactivity Zone or Area” means:-
(i)	For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

(ii)	For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.
N.M.A. 1975(a)

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Insolvency Funds Exclusion Clause
This Contract excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

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TERRORISM EXCLUSION (LM-02300-2008.08.15-P)
This Contract does not apply to and specifically excludes terrorism-related losses as follows:
A.	For risks located in the United States of America, its territories and possessions, and at the premises of any United States mission:
1.	This Contract shall not cover “Insured Losses” resulting directly or indirectly from a “Certified Act of Terrorism” under the terms of the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Extension Act of 2005 and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 hereafter (“TRIA”).

2.	Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, this Contract shall pay insured physical loss or damage incurred as a direct and immediate consequence of an Act of Terrorism (as defined herein) including fire following thereon occurring within the United States (as defined in TRIA) that is planned and committed exclusively by a citizen or citizens of the United States and provided such citizen or citizens are not acting on behalf of or under the direction of any foreign person or foreign interest, and further provided such Act of Terrorism is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive or nuclear pollution, contamination or explosion.
“Act of Terrorism” as used in this paragraph A shall mean any violent act or act that is dangerous to human life, property, or infrastructure; that results in physical loss or damage; that is committed by an individual or individuals acting on behalf of any person or interest as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States government by coercion.
B.	For risks located within the United Kingdom, this Contract shall not cover:
1.	Loss, destruction, or damage in Great Britain (being England, Wales, and Scotland) occasioned by or happening through or as a direct or indirect consequence of an Act of Terrorism.

2.	Loss, destruction, or damage in Northern Ireland within the meaning of the Northern Ireland (Emergency Provisions) Act 1973 or successors thereof.
In the event of an occurrence giving rise to a loss or losses payable by the Company not being certified by Her Majesty’s government or Her Majesty’s Treasury or any successor relevant Authority to have been an Act of Terrorism and solely by reason thereof the Company is unable to recover such loss or losses in whole or in part from Pool Reinsurance Company Limited, the Subscribing Reinsurer accepts that this subparagraph B.1. above does not apply to such loss or losses.

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For the purpose of this paragraph B:

“Act of Terrorism” means an act of persons acting on behalf of or in connection with any organization that carries out activities directed towards the overthrowing or influencing by force or violence of Her Majesty’s government in the United Kingdom.

This paragraph B shall not, however, apply to goods in transit or goods in temporary storage while in transit.

Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, this Contract shall pay actual physical loss or damage caused by an Act of Terrorism (as defined in this paragraph) occurring and resulting in actual physical loss or damage, provided such Act of Terrorism is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive or nuclear pollution, contamination or explosion.

C.	For risks located in all other sovereignties not subject to paragraphs A or B above:

Loss or damage, directly or indirectly, caused by, contributed to by, resulting from, or arising out of or in connection with any Act of Terrorism, as defined in this paragraph C, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

For the purpose of this paragraph C:

“Act of Terrorism” shall mean any violent act or act that is dangerous to human life, property, or infrastructure that results in physical loss or damage that is committed by an individual or individuals acting on behalf of any person or interest as part of an effort to coerce the civilian population of any nation or to influence the policy or affect the conduct of the government of any such sovereign nation by coercion.

Where an occurrence falling within the definition of Act of Terrorism in this paragraph C, involving risks insured or reinsured in Consorcio, Gareat, Extremus, the Australian Terrorism Pool (or any similar scheme formed during the term of this Contract) gives rise to a loss or losses payable by the Company and such occurrence is not certified by the individual authority acting respectively for Consorcio, Gareat, Extremus, the Australian Terrorism Pool (or any similar scheme formed during the term of this Contract) having responsibility to make such judgment, or any successor authority, as an Act of Terrorism, the Subscribing Reinsurer accepts that this exclusion does not apply to such loss(es).

Notwithstanding the above and subject otherwise to the terms, conditions and limitations of this Contract, this Contract shall pay actual physical loss or damage caused by an Act of Terrorism (as defined in this paragraph) occurring and resulting in actual physical loss or damage, provided such Act of Terrorism is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive or nuclear pollution, contamination or explosion.

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Mold Exclusion
This Contract does not apply to loss or liability in any way or to any extent arising out of the actual or alleged presence or actual, alleged or threatened presence of fungi including, but not limited to, mold, mildew, mycotoxins, microbial volatile organic compounds or other “microbial contamination.” This includes:
1)	Any supervision, instruction, recommendations, warnings, or advice given or which should have been given in connection with the above; and

2)	Any obligation to share damages with or repay someone else that must pay damages because of such injury or damage.
For purposes of this exclusion, “microbial contamination” means any contamination, either airborne or surface, which arises out of or is related to the presence of fungi, mold, mildew, mycotoxins, microbial volatile organic compounds or spores, including, without limitation, Penicillium, Aspergillus, Fusarium, Aspergillus Flavus and Stachybotrys chartarum.
Notwithstanding the foregoing, this exclusion shall not apply to losses or liability arising out of one or more of the following perils:
Fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, freeze or weight of snow.

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INTERESTS AND LIABILITIES AGREEMENT
(hereinafter referred to as the “Agreement”)
to the
PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT
$825,000,000 XS $500,000,000
(hereinafter referred to as the “Contract”)
between
PEERLESS INSURANCE COMPANY
(hereinafter referred to as the “Company”)
and
LIBERTY MUTUAL INSURANCE COMPANY
(hereinafter referred to as the “Subscribing Reinsurer”)
It is hereby agreed by and between the Company on the one part and the Subscribing Reinsurer on the other part that the Subscribing Reinsurer’s share in the interests and liabilities of the reinsurers as set forth in the attached Property Compensation Excess of Loss Reinsurance Contract No. 2009250, effective 12:01 a.m., Local Standard Time, January 1, 2009, to which this Agreement is attached shall be for:

Exhibit A — First Excess of Loss	—	100.00%
Exhibit B — Second Excess of Loss	—	100.00%
Exhibit C — Third Excess of Loss	—	100.00%
Exhibit D — Fourth Excess of Loss	—	100.00%
Exhibit E — Fifth Excess of Loss	—	100.00%
Exhibit F — Sixth Excess of Loss	—	100.00%
Exhibit G — Seventh Excess of Loss	—	100.00%
Exhibit H — Eighth Excess of Loss	—	100.00%
The share of the Subscribing Reinsurer in the interests and liabilities of all reinsurers participating in said Contract shall be separate and apart from the shares of such other reinsurers to the said Contract. The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of the other reinsurers and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of the any other reinsurers participating in said Contract.

Property Catastrophe Excess Of Loss Reinsurance Contract
Effective: 01/01/2009
Contract No. 2009250	Page 1 of 2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and the attached Property Catastrophe Excess of Loss Reinsurance Contract $825,000,000 xs $500,000,000 to be executed in duplicate by their respective duly authorized officers;
In Keene, New Hampshire, this 3rd day of March, 2009, for and on behalf of:

PEERLESS INSURANCE COMPANY
Signature	/s/ Nancy c. Callender
	Name	Nancy C. Callender
	Title	Agency Markets AVP-Manager-Reinsurance Management

And in Boston, Massachusetts, this 30th day of April, 2009, for and on behalf of:

LIBERTY MUTUAL INSURANCE COMPANY
Signature	/s/ Elaine Caprio Brady
	Name	Elaine Caprio Brady
	Title	Vice President

Property Catastrophe Excess Of Loss Reinsurance Contract
Effective: 01/01/2009
Contract No. 2009250	Page 2 of 2